Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	EMC Corporation
Dave Farmer
508-293-7206

Captiva Software Corporation
Rob Jensen
858-320-1255

EMC TO ACQUIRE

CAPTIVA SOFTWARE CORPORATION

Deal To Extend EMC’s Lead in Information Lifecycle Management,

Builds on Strengths in Content Management and Enterprise Archiving

HOPKINTON, Mass. and SAN DIEGO, Calif. – October 20, 2005 – EMC Corporation, the world leader in information management and storage, and Captiva Software Corporation, a leading provider of input management solutions, today announced a definitive agreement for EMC to acquire Captiva. EMC will pay $22.25 per share in cash, or approximately $275 million net of Captiva’s cash balance. The transaction is subject to regulatory and Captiva stockholder approval, and is expected to be completed in either late 2005 or early 2006. Upon completion of the acquisition, EMC expects to take a charge of approximately $15 million to $20 million for the value of Captiva’s in-process research and development costs. Excluding this charge, the transaction is not expected to impact EPS in the first full year of operation.

Input management software – which provides for the conversion of paper-based information to digital formats – has become increasingly strategic as companies electronically capture, digitize and categorize more of their information. This transforms costly and inaccessible paper records into instantly usable electronic business information, resulting in faster business processes and more accurate and timely response in regulatory compliance situations. Through this process, organizations gain a richer understanding of their information and become better equipped to classify it, create policy based workflow and automate information lifecycle management (ILM).

This acquisition represents a natural extension to the EMC Documentum enterprise content management platform and adds existing integrated technology to the EMC software portfolio. Captiva focuses on the early stages of information lifecycle management – information capture, digitization and categorization. Together, Captiva and EMC enable customers to either eliminate paper or automate its digital capture and integrate the information with electronic business processing for competitive advantage.

Dave DeWalt, President, EMC Software, said, “Moving forward, this acquisition will enable EMC to deliver further integrated solutions for input management and image processing applications, and will also serve as an increasingly important element of

EMC’s enterprise archiving strategy. EMC’s enterprise archiving framework will enable customers to benefit from holistic policies for classification, retention, retrieval, search and access across all information types – structured, unstructured and semi-structured. As a result, customers will realize significant cost savings through unified archiving support for production applications, be better prepared to respond rapidly to legal inquiries, and benefit from a consistent and integrated archiving and retrieval approach for all information.

“EMC and Captiva have shared a strong and fruitful partnership for close to a decade,” added DeWalt. “Through that relationship, we’ve come to truly appreciate the power of our integrated and innovative technologies. Our combined ability to streamline processes and reduce operating expenses is having remarkable impact for customers across the world.”

Reynolds Bish, President and CEO of Captiva, said, “This transition marks a significant milestone in the evolution of our company. As partners, EMC and Captiva have generated outstanding business results for our customers. As a combined force, our opportunities for growth and providing an even greater value proposition are significantly enhanced. The EMC Documentum enterprise content management platform clearly has a leadership position, and we share a common vision for how we can leverage this platform for our customers with Captiva as an EMC-branded and supported solution.”

In addition to tighter integration with Captiva, EMC will continue to develop Captiva software as an open platform as it does with all EMC multi-platform software, including the underlying content management platform.

Captiva’s input management software optimizes the capture and management of information. Captiva software products address the front-end of traditional processes by digitally capturing documents, forms, reports and other types of physical media (using scanners, fax machines, or electronic means) and extracting the business critical information contained therein. Business rules and decision processes are then automatically applied to ensure accuracy, and the results are exported transparently into ERP, accounting, credit, document, and content management information systems.

These systems then use this business-critical information to drive key business processes such as loan processing in retail banking, policy and claims management in insurance, accounts payable, customer correspondence, new account processing, etc. This not only speeds business process, but transforms costly and inaccessible paper records into instantly usable electronic business information.

Captiva is based in San Diego and counts 50% of the Global 2000 among its more than 5,000 customers. In 2005, Captiva was named one of San Diego’s fastest-growing technology companies by Deloitte & Touche, won the “Trend-Setting Product of ‘05” award and was cited as one of “The 100 Companies That Matter” in Knowledge Management by KM World Magazine, and received the AIIM Best Practices and Best of Show Awards 2005.

Earlier this month, EMC Corporation was recognized as a leader in the “The Forrester Wave™: Enterprise Content Management Suites, Q3 2005” report. Forrester recognized EMC as a leader based on the strength of EMC’s enterprise content management (ECM) strategy and EMC Documentum product offering.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.emc.com.

About Captiva Software

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management software solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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EMC and Documentum are registered trademarks of EMC Corporation. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.